Investor Presentation Third Quarter 2025 Results

Forward-Looking Statements and Other Matters This presentation includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, liquidity and capital ratios, and other non-historical statements. Words or phrases such as “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” “strategy,” or similar expressions are intended to identify these forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the documents filed or furnished by Banc of California, Inc. (the “Company”) with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made, except as required by law. Factors that could cause actual results to differ materially from the results anticipated or projected include, but are not l imited to: (i) changes in general economic conditions, either nationally or in our market areas, including the impact of tariffs, supply chain disruptions, and the risk of recession or an economic downturn; (ii) changes in the interest rate environment, including the recent and potential future changes in the FRB benchmark rate, which could adversely affect our revenue and expenses, the value of assets and obligations, the realization of deferred tax assets, the availability and cost of capital and liquidity, and the impacts of continuing or renewed inflation; (iii) the credit risks of lending activities, which may be affected by deterioration in real estate markets and the financial condition of borrowers, and the operational risk of lending activities, including the effectiveness of our underwriting practices and the risk of fraud, any of which may lead to increased loan delinquencies, losses, and non-performing assets, and may result in our allowance for credit losses not being adequate; (iv) fluctuations in the demand for loans, and fluctuations in commercial and residential real estate values in our market area; (v) the quality and composition of our securities portfolio; (vi) our ability to develop and maintain a strong core deposit base, including among our venture banking clients, or other low cost funding sources necessary to fund our activities particularly in a rising or high interest rate environment; (vii) the rapid withdrawal of a significant amount of demand deposits over a short period of time; (viii) the costs and effects of litigation; (ix) risks related to the Company’s acquisitions, including disruption to current plans and operations; difficulties in customer and employee retention; fees, expenses and charges related to these transactions being significantly higher than anticipated; and our inability to achieve expected revenues, cost savings, synergies, and other benefits; (x) results of examinations by regulatory authorities of the Company and the possibility that any such regulatory authority may, among other things, limit our business activities, restrict our ability to invest in certain assets, refrain from issuing an approval or non-objection to certain capital or other actions, increase our allowance for credit losses, result in write-downs of asset values, restrict our ability or that of our bank subsidiary to pay dividends, or impose fines, penalties or sanctions; (xi) legislative or regulatory changes that adversely affect our business, including changes in tax laws and policies, accounting policies and practices, privacy laws, and regulatory capital or other rules; (xii) the risk that our enterprise risk management framework may not be effective in mitigating risk and reducing the potential for losses; (xiii) errors in estimates of the fair values of certain of our assets and liabilities, as well as the value of collateral supporting our loans, which may result in significant changes in valuation or recoveries; (xiv) failures or security breaches with respect to the network, applications, vendors and computer systems on which we depend, including due to cybersecurity threats; (xv) our ability to attract and retain key members of our senior management team; (xvi) the effects of climate change, severe weather events, natural disasters such as earthquakes and wildfires, pandemics, epidemics and other public health crises, acts of war or terrorism, and other external events on our business; (xvii) the impact of bank failures or other adverse developments at other banks on general depositor and investor sentiment regarding the stability and liquidity of banks; (xviii) the possibility that our recorded goodwill could become impaired, which may have an adverse impact on our earnings and capital; (xix) our existing indebtedness, together with any future incurrence of additional indebtedness, could adversely affect our ability to raise additional capital and to meet our debt obligations; (xx) the risk that we may incur significant losses on future asset sales or may not be able to execute anticipated asset sales; and (xxi) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and the other risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and from time to time in other documents that we file with or furnish to the SEC. Included in this presentation are certain non-GAAP financial measures, such as tangible assets, tangible common equity ratio, tangible book value per common share, adjusted net earnings, adjusted earnings per share, return on average tangible common equity, adjusted return on average tangible common equity, pre-tax pre-provision income, adjusted noninterest expense, adjusted noninterest expense to average assets, efficiency ratio, adjusted efficiency ratio, core deposits, core loans, economic coverage ratio, and adjusted ACL ratio, designed to complement the financial information presented in accordance with U.S. GAAP because management believes such measures are useful to investors. These non-GAAP financial measures should be considered only as supplemental to, and not superior to, financial measures provided in accordance with GAAP. Please refer to the “Non-GAAP Financial Information” and “Non-GAAP Reconciliation” sections of the appendix of this presentation for additional detail including reconciliations of non-GAAP financial measures included in this presentation to the most directly comparable financial measures prepared in accordance with GAAP. Third Quarter 2025 Earnings | 2

Financial Highlights

Strong growth in 3Q25 EPS to $0.38 reflects positive operating leverage

EPS

EPS(2): $0.38, +23% QoQ

Operating Leverage

PTPP(1) +17% QoQ; revenues +5%, expenses flat

Deposit Growth

NIB deposits +9% annualized

NIM

3.22%, +12bps QoQ

9/30 Spot NIM: 3.18%

Share Repurchases

$35mm of shares(3) in 3Q; $185mm YTD

Credit Quality

Criticized ratio -17bps QoQ

ACL ratio up to 1.12%

Strategic Action

$263mm of HFS CRE loans sold / paid off

Capital

TBVPS(1): $16.99, +3% QoQ

CET 1: 10.14%

				Change	
	3Q25	2Q25(2)	3Q24(2)	QoQ Δ	YoY Δ
Operating results					
PTPP(1)	$102.0mm	$87.0mm	$80.0mm	17%	28%
EPS	$0.38	$0.31	$0.25	$0.07	$0.13
ROAA	0.82%	0.69%	0.59%	13bps	23bps
ROATCE(1)	9.87%	8.34%	7.30%	153bps	257bps
NIM	3.22%	3.10%	2.93%	12bps	29bps
Adj. efficiency ratio(1)	58.24%	61.77%	63.49%	-353bps	-525bps
Capital					
TBVPS(1)	$16.99	$16.46	$15.63	$0.53	$1.36
CET 1 capital ratio	10.14%	9.95%	10.46%	19bps	-32bps
Credit					
ACL ratio	1.12%	1.07%	1.20%	5bps	-8bps

1. Denotes a non-GAAP financial measure; see "Non-GAAP Reconciliation" slides in Appendix.
2. 2Q25 EPS, ROAA, and ROATCE and 3Q24 PTPP, EPS, ROAA, and ROATCE are adjusted figures and denote non-GAAP financial measures; see "Non-GAAP Reconciliation" slides in Appendix.
3. Represents common and common equivalent shares

BANC OF CALIFORNIA

Third Quarter 2025 Earnings | 3

ROAA(2) EPS(2)PTPP(1) Significant Growth in Performance Trends Across the Board ROATCE(1)(2) 1. Denotes a non-GAAP financial measure, see “Non-GAAP Reconciliation” slides in Appendix. 2. 2Q25 EPS, ROAA, and ROATCE are adjusted figures and denote non-GAAP financial measures; see “Non-GAAP Reconciliation” slides in Appendix. TBVPS(1) Net Interest Margin $0.26 $0.31 $0.38 1Q25 2Q25 3Q25 $82.4mm $87.0mm $102.0mm 1Q25 2Q25 3Q25 1Q25 2Q25 3Q25 0.65% 0.69% 0.82% 1Q25 2Q25 3Q25 7.56% 8.34% 9.87% $16.12 $16.46 $16.99 1Q25 2Q25 3Q25 Third Quarter 2025 Earnings | 4 3.08% 3.10% 3.22% 1Q25 2Q25 3Q25 24% 46%5% 14bps 17bps 231 bps Financial Highlights

Income Statement

Strong PTPP[1] growth of 17% QoQ driven by NIM expansion and expense discipline

($ in millions)	3Q25	2Q25	3Q24
Total interest income	$432.5	$420.5	$446.9
Total interest expense	179.1	180.3	214.7
Net interest income	**253.4**	**240.2**	**232.2**
Other noninterest income	34.3	32.6	44.5
Loss on sale of securities	0.0	0.0	(59.9)
Total noninterest income	34.3	32.6	(15.5)
Total revenue	**287.7**	**272.8**	**216.7**
Operating expense	185.7	185.9	196.7
Acquisition-related costs	0.0	0.0	(0.5)
Total noninterest expense	**185.7**	**185.9**	**196.2**
PTPP income[1]	**102.0**	**87.0**	**20.5**
Provision for credit losses	9.7	39.1	9.0
Earnings before income taxes	**92.3**	**47.9**	**11.5**
Income tax expense	22.7	19.5	2.7
Net earnings	**69.6**	**28.4**	**8.8**
Preferred stock dividends	9.9	9.9	9.9
Net earnings available to common and equivalent stockholders	**$59.7**	**$18.4**	**($1.2)**

Key Income Statement Metrics	3Q25	2Q25[2]	3Q24[2]
EPS	$0.38	$0.31	$0.25
ROAA	0.82%	0.69%	0.59%
ROATCE[1]	9.87%	8.34%	7.30%
Net interest margin	3.22%	3.10%	2.93%
NIE / average assets	2.18%	2.21%	2.27%
Adj. NIE excluding customer related expense / average assets[1]	1.87%	1.89%	1.87%
Efficiency ratio[1]	62.05%	65.50%	68.04%
Adj. efficiency ratio[1]	58.24%	61.77%	63.49%
Avg. yield on loans and leases	6.05%	5.93%	6.18%
Avg. yield on interest-earning assets	5.50%	5.42%	5.63%
Avg. total cost of funds	2.37%	2.42%	2.82%
Avg. total cost of deposits	2.08%	2.13%	2.54%


Average yield on loans and leases
+12 bps
5.93%
6.05%
2Q25
3Q25


Average yield on interest-earning assets
+8 bps
5.42%
5.50%
2Q25
3Q25


Average cost of deposits
-5 bps
2.13%
2.08%
2Q25
3Q25

1. Denotes a non-GAAP financial measure; see "Non-GAAP Reconciliation" slides in Appendix.
2. 2Q25 and 3Q24 EPS, ROAA, and ROATCE are adjusted figures and denote non-GAAP financial measures; see "Non-GAAP Reconciliation" slides in Appendix.

BANC OF CALIFORNIA

Third Quarter 2025 Earnings | 5

Balance Sheet

Strengthened balance sheet with growth in NIB deposits, capital and TBVPS

($ in millions)	3Q25	2Q25	3Q24
Cash and cash equivalents	$2,398	$2,354	$2,554
Investment securities	4,890	4,725	4,747
Loans held for sale	211	466	29
Loans and leases HFI	24,111	24,246	23,528
Allowance for loan and lease losses	(241)	(229)	(254)
Goodwill and intangibles	326	333	357
Deferred tax asset, net	672	692	707
Other assets	1,645	1,665	1,765
Total assets	**$34,013**	**$34,250**	**$33,433**
Noninterest-bearing deposits	$7,604	$7,441	$7,812
Interest-bearing deposits	19,581	20,087	19,016
Total deposits	**27,185**	**27,528**	**26,828**
Borrowings	2,005	1,917	1,592
Subordinated debt	951	949	942
Other liabilities	406	429	574
Total liabilities excluding deposits	**3,361**	**3,295**	**3,108**
Total stockholders' equity	**3,467**	**3,427**	**3,496**
Total liabilities and stockholders' equity	**$34,013**	**$34,250**	**$33,433**

Key Balance Sheet Metrics	3Q25	2Q25	3Q24
Average interest-earning assets	$31,198	$31,097	$31,575
CET 1 ratio	10.14%	9.95%	10.46%
Tangible common equity ratio(1)	7.84%	7.65%	7.98%
Tangible book value per share(1)	$16.99	$16.46	$15.63
Cash / assets	7.1%	6.9%	7.6%
Cash + securities / assets	21.4%	20.7%	21.8%
Loans / deposits	89.5%	89.8%	87.8%
Noninterest-bearing deposits / total deposits	28.0%	27.0%	29.1%
Deposits / total funding(2)	93.1%	93.5%	94.4%
Total brokered deposits / total funding(2)	8.3%	9.8%	9.3%
Wholesale funding / assets(3)	12.5%	12.3%	10.7%
ACL ratio	1.12%	1.07%	1.20%

1. Denotes a non-GAAP financial measure; see "Non-GAAP Reconciliation" slides in Appendix.
2. Total funding defined as total deposits plus borrowings.
3. Wholesale funding defined as borrowings plus brokered time deposits.

BANC OF CALIFORNIA

Third Quarter 2025 Earnings | 6

Net Interest Income (NII) ($mm) and Net Interest Margin (NIM) (%) Impact to NII ($mm) from cumulative change in yields, rates and mix 2Q25 +$10.4 Loans Deposits +$0.9 Cash / Other EA +$0.7 Securities -$0.7 Borrowings 3Q25 $240.2 +$1.9 $253.4 $232.2 $235.3 $232.4 $240.2 $253.4 2.93% 3Q24 3.04% 4Q24 3.08% 1Q25 3.10% 2Q25 3.22% 3Q25 Solid NIM expansion driven by higher loan yields and lower deposit costs Third Quarter 2025 Earnings | 7 Lower deposit costs due to mix shift towards more NIB and less brokered deposits Includes higher accretion income which increased ~$3mm QoQ NIM up 12 bps QoQ as loan yields increased 12bps and deposit costs declined 5bps Net Interest Income and Net Interest Margin 9/30 Spot NIM of 3.18%

Note: Other income includes revenue from BOLI, warrants, gain/loss on termination of leases, and other miscellaneous income. Noninterest income is in line with normal run-rate Third Quarter 2025 Earnings | 8 HIGHLIGHTS ❖Noninterest income of $34.3mm was up 5% QoQ due primarily to increase in the fair values of items requiring MTM accounting ❖Service charges on deposits increased $0.6mm, corresponding to growth in core deposits ❖Loss on sale of securities of $59.9mm in 3Q24 from $0.7B of securities repositioning ❖Normal run-rate for noninterest income of $10mm- $12mm per month ($ in millions) 3Q25 2Q25 3Q24 Leased Equipment Income $10.3 $10.2 $17.2 Commissions and Fees 9.5 9.6 8.3 Service Charges on Deposits 5.1 4.5 4.6 Dividends & Gains (Losses) on Equity Investments 2.3 (0.1) 3.7 Loss on sale of securities 0.0 0.0 (59.9) Other Income 7.1 8.4 10.8 Total Noninterest Income $34.3 $32.6 ($15.5) Noninterest Income

Noninterest Expense

Noninterest expenses flat, driving efficiency ratio down over 3% QoQ

($ in millions)	3Q25	2Q25	3Q24
Compensation	$88.9	$88.4	$85.6
Occupancy	15.4	15.5	16.9
IT and data processing	13.5	13.1	15.0
Professional services	5.4	6.4	5.1
Insurance and assessments	9.0	9.4	12.7
Intangible asset amortization	7.2	7.2	8.5
Leased equipment depreciation	6.8	6.7	7.1
Loan expense	4.9	4.1	4.0
Acquisition, integration and reorganization costs	0.0	0.0	(0.5)
Other expense	8.4	8.7	7.3
Customer related expense	26.2	26.6	34.5
Total noninterest expense	**$185.7**	**$185.9**	**$196.2**
Adjusted noninterest expense[1]	**$185.7**	**$185.9**	**$196.7**
Adjusted noninterest expense excluding customer related expense[1]	**$159.5**	**$159.3**	**$162.2**

- Remain focused on continuing to drive positive operating leverage while still investing in technology and talent to support long-term growth
- Benefit of September rate cut on customer related expense will be realized in 4Q


Adjusted Noninterest Expense / Average Assets Ratio(1)
2.27%
2.16%
2.24%
2.21%
2.18%
1.87%
1.79%
1.90%
1.89%
1.87%
3Q24
4Q24
1Q25
2Q25
3Q25
Adjusted Noninterest Expense / Average Assets Ratio
Adjusted Noninterest Expense Excluding Customer Related Expenses / Average Assets Ratio


Adjusted Efficiency Ratio(2)
68.04%
65.96%
66.35%
65.50%
62.05%
63.49%
61.34%
62.43%
61.77%
58.24%
3Q24
4Q24
1Q25
2Q25
3Q25
Efficiency Ratio(2)
Adjusted Efficiency Ratio Excluding Customer Related Expenses

1. Excludes acquisition, integration and reorganization costs. Denotes a non-GAAP financial measure, see "Non-GAAP Reconciliation" slides in Appendix.
2. Denotes a non-GAAP financial measure, see "Non-GAAP Reconciliation" slides in Appendix.

BANC OF CALIFORNIA

Third Quarter 2025 Earnings | 9

Deposits

~9% annualized NIB deposit growth drove lower brokered deposits and deposit costs

- 3Q average checking and MMDA balances excluding brokered non-maturity deposits were up slightly QoQ
- NIB increase mostly due to 5% increase in average account balances
- Total cost of deposits declined 5bps QoQ due to increase in core deposit balances and 16% decrease in brokered deposit balances



Average Fed Funds Rate
Average Total Cost of Deposits
5.26%
4.65%
4.33%
4.33%
4.30%
2.54%
2.26%
2.12%
2.13%
2.08%
3Q24: 9% 8% 26% 28% 29%
4Q24: 9% 8% 27% 28% 28%
1Q25: 9% 7% 27% 29% 28%
2Q25: 9% 8% 27% 29% 27%
3Q25: 9% 8% 26% 29% 28%
3Q24
4Q24
1Q25
2Q25
3Q25
Non-Brokered CDs
Money Market & Savings
Noninterest-bearing Checking
Brokered CDs
Interest-bearing Checking

($ in millions)	3Q25	2Q25	3Q24
Noninterest-bearing Checking	$7,604	$7,441	$7,812
Checking	7,931	7,974	7,540
MMDA	4,974	5,375	5,039
Savings	1,949	1,933	1,992
CDs	4,727	4,805	4,445
Total Deposits	**$27,185**	**$27,528**	**$26,828**
Less: Brokered CDs	2,259	2,312	1,993
Less: Brokered Non-maturity Deposits[1]	166	564	639
Core Deposits[2]	**$24,760**	**$24,652**	**$24,196**
Average Noninterest-bearing Checking	7,683	7,584	7,847
Average NIB Checking / Average Deposits	28.2%	27.8%	27.7%

Deposits By Line of Business ($mm)	3Q25 Balance	3Q25 Cost	2Q25 Balance	2Q25 Cost
Community Banking	$14,610	1.79%	$14,457	1.81%
Venture	5,969	2.75%	5,722	2.80%
Specialty Banking (includes HOA)[3]	3,960	0.85%	4,021	0.84%
Corporate and Other Institutional[4]	2,646	4.00%	3,329	4.13%
Total Deposits	**$27,185**	**2.08%**	**$27,528**	**2.13%**

1. Brokered non-maturity deposits consists of brokered sweep accounts included in Checking and MMDA.
2. Denotes a non-GAAP financial measure, see "Non-GAAP Reconciliation" slides in Appendix.
3. Costs do not include ECR expenses related to HOA deposits.
4. Includes brokered CDs.

BANC OF CALIFORNIA

Third Quarter 2025 Earnings | 10

650 1,288 1,889 2,390 2,929 3,569 4,031 $107.3 1Q24 $257.8 2Q24 $382.6 3Q24 $439.2 4Q24 $537.8 1Q25 $643.2 2Q25 $746.8 3Q25 Cumulative New NIB Business Deposits Accounts Cumulative New NIB Business Deposits ($ millions) Continued steady growth in new NIB business deposit relationships and balances(1) 1. Includes new NIB deposits from relationships opened over the last two years from the quarter referenced. Third Quarter 2025 Earnings | 11 NIB Deposit Growth

Loan Activity

Total loan production & disbursements of $2.1B, rate on production remains strong



Rate on Production
Total Loan Yield
8.29%
7.00%
7.20%
7.29%
7.08%
6.18%
6.01%
5.90%
5.93%
6.05%
($ in millions)
$1,781
$1,462
$659
$852
$803
$2,290
$2,004
$1,257
$830
$747
$2,294
$1,931
$1,063
$1,197
$867
$2,459
$1,816
$990
$997
$826
$2,068
$2,186
$1,040
$893
$1,147
3Q24
4Q24
1Q25
2Q25
3Q25
Unfunded New Commitments
Loan Production and Disbursements
Payoffs
Paydowns

Loan yield increased QoQ due to mix shift to higher yielding loan segments and higher accretion

Elevated payoffs/paydowns due to $117mm of proactive payoffs of criticized loans and higher payoff/paydown activity on fund finance lines, multi-family and construction loans

$346mm fewer purchases of non-QM SFR loans in 3Q

($ in millions)	Loans Beginning Balance	Total Production/ Disbursements	Total Payoffs/ Paydowns	Net Change	Other Change[1]	Loans Ending Balance	Total Loan Yield	Rate on Production	C&I Utilization Rate
3Q25	$24,246	$2,068	$2,186	(118)	(17)	$24,111	6.05%	7.08%	66.1%
2Q25	24,127	2,459	1,816	643	(524)	24,246	5.93%	7.29%	64.8%
1Q25	23,782	2,294	1,931	364	(19)	24,127	5.90%	7.20%	63.6%
4Q24	23,528	2,290	2,004	286	(32)	23,782	6.01%	7.00%	62.0%
3Q24	23,229	1,781	1,462	320	(21)	23,528	6.18%	8.29%	60.1%

1. Includes charge-offs, transfers to foreclosed assets, loan sales, and transfers to HFS.

BANC OF CALIFORNIA
Third Quarter 2025 Earnings | 12

Loan Portfolio

Growth across most higher yielding C&I loan categories offset by elevated payoff/paydown activity

Core loan portfolio has strong credit quality with appropriate reserve levels for low loan loss categories

Loan Segment ($ in millions)	3Q25	2Q25	Total Variance	% of Total Loans 3Q25	Wtd. Avg. Rate 3Q25	NPL % 3Q25	DQ % 3Q25	3Q25 ACL	3Q25 Coverage Ratio	2Q25 ACL	2Q25 Coverage Ratio
Multifamily	$6,125	$6,281	($156)	25.4%	4.2%	0.01%	0.00%	$40	0.65%	$41	0.66%
Other CRE	3,655	3,746	(91)	15.2%	5.4%	1.54%	1.27%	92	2.51%	88	2.35%
Real Estate Construction	2,155	2,302	(147)	8.9%	5.9%	0.00%	0.00%	16	0.72%	10	0.44%
Residential / Consumer	3,187	3,180	7	13.2%	4.3%	1.22%	2.04%	5	0.15%	5	0.16%
C&I	1,714	1,773	(59)	7.1%	6.6%	0.31%	0.26%	26	1.54%	29	1.64%
Warehouse	1,771	1,610	160	7.3%	7.4%	0.00%	0.00%	5	0.26%	3	0.21%
Venture Lending(1)	860	808	51	3.6%	7.6%	0.00%	0.00%	63	7.30%	59	7.26%
Fund Finance	1,048	1,194	(146)	4.3%	7.2%	0.00%	0.00%	1	0.09%	0	0.04%
SBA	720	700	21	3.0%	6.8%	6.16%	1.17%	5	0.66%	5	0.66%
Lender Finance	1,435	1,173	262	6.0%	7.5%	0.00%	0.00%	5	0.37%	4	0.35%
Equipment Lending	632	645	(12)	2.6%	6.0%	0.00%	0.00%	2	0.36%	2	0.33%
Core Loan Portfolio	**$23,301**	**$23,412**	**($111)**	**96.6%**	**5.6%**	**0.63%**	**0.53%**	**$259**	**1.11%**	**$247**	**1.05%**
Premium Finance	$465	$473	($8)	1.9%	3.3%	0.00%	0.00%	$0	0.08%	$0	0.08%
Student	276	286	(10)	1.1%	4.2%	0.31%	1.30%	11	3.99%	11	3.99%
Civic	69	75	(6)	0.3%	7.0%	40.75%	49.14%	0	0.09%	0	0.09%
Discontinued Areas	**$810**	**$834**	**($24)**	**3.4%**	**3.9%**	**3.57%**	**4.62%**	**$11**	**1.41%**	**$12**	**1.42%**
Total Loans and Leases HFI	**$24,111**	**$24,246**	**($135)**	**100.0%**	**5.5%**	**0.72%**	**0.67%**	**$271**	**1.12%**	**$259**	**1.07%**
Loans Held for Sale (HFS)	211	466	(254)								
Total Loans and Leases	**$24,322**	**$24,711**	**($389)**								

Note: Wtd. Avg. Rate excludes accretion of net deferred loan fees and net loan purchase discounts.

1. Venture lending includes technology and life science lending.

BANC OF CALIFORNIA

Third Quarter 2025 Earnings | 13

NDFI Lending Exposure

Diversified NDFI exposure with history of minimal losses

HIGHLIGHTS

- Long history of strong asset quality performance with almost no delinquencies, NPLs or classified loans since 2020
- Only three charge-offs over the last 10 years including one that resulted in nearly full recovery
- Careful client screening focuses on established operators with extensive, stable performance history
- Our highly experienced teams, tight structures and robust risk infrastructure including in-house audit team provide effective safeguards against potential issues
- In-house audit team conducts anti-fraud measures including frequent testing of underlying collateral, cash collections and payments history and mortgage title checks

NDFI Lending Exposure

Loan Type ($ in millions)	3Q25 Loan Balance	3Q25 % of Total Loans HFI	3Q25 NPL %	3Q25 DQ %	3Q25 Classified %	10-Year Historical NCO Rate[1]
Mortgage Warehouse	$1,771	7.3%	0.00%	0.00%	0.00%	0.056%
Fund Finance	1,048	4.3%	0.00%	0.00%	0.00%	0.000%
Business Credit	328	1.4%	0.00%	0.00%	0.00%	0.000%
Consumer Credit	671	2.8%	0.00%	0.00%	0.00%	0.000%
Other Mortgage Credit	516	2.1%	0.00%	0.00%	0.00%	0.018%
Total NDFI Portfolio	**$4,334**	**18.0%**	**0.00%**	**0.00%**	**0.00%**	**0.020%**
Total Core Loan Portfolio	**$23,301**	**96.6%**	**0.63%**	**0.53%**	**3.15%**	
Total Loans and Leases HFI	**$24,111**	**100.0%**	**0.72%**	**0.67%**	**3.17%**	

- Business Credit, Consumer Credit and Other Mortgage Credit loans are primarily within our Lender Finance business

BANC OF CALIFORNIA

Note: Mortgage Warehouse includes warehouse lines to mortgage originators, Fund Finance includes capital call facilities, Business Credit includes small business lending, Consumer Credit includes auto and consumer lending, Other Mortgage Credit includes mortgage rediscount lending.

1. 10-year historical NCO rate represents average quarterly net loss rate annualized over the last 10 years.

Third Quarter 2025 Earnings | 14

Credit quality remains stable with criticized loans down 4% QoQ ❖ Criticized loans declined 4% QoQ driven by reduction in special mention loans partially offset by an increase in classified loans ❖ Criticized loan payoffs of $117mm resulting from our proactive credit risk management strategy ❖ Classified loans increased due to: ❖ $49.6mm CRE loan, for which the borrower executed a contract for sale at a price above our loan amount, after 9/30. Sale expected to close in 4Q ❖ 3Q adoption of revised, more conservative risk rating framework for Venture Banking loans. All classified Venture Banking loans are performing; no delinquencies >= 30 days ❖ HFS CRE loan sales proceeding as expected ❖ Liquidated $263mm of loans through loan sales and payoffs in 3Q ❖ Remaining $181mm of loans expected to be sold over the next several quarters Special Mention Loans ($mm) Delinquent Loans ($mm) Classified Loans ($mm) $311.3 $320.1 $275.3 $281.9 $233.9 $264.4 $35.4 3Q24 $267.1 $266.1 $30.3 4Q24 $276.6 $466.5 $21.6 1Q25 $175.1 $465.7 $15.8 2Q25 $255.3 $478.9 $29.3 3Q25 $533.6 $563.5 $764.7 $656.6 $763.6 2.27% 2.37% 3.17% 2.71% 3.17% Classified Loans/Leases to Loans/Leases HFI CRE Loans (excluding MF and Construction) Other Core Loans(1) Discontinued Loans 0.53% 0.76% 0.83% 0.62% 0.67% Delinquent Loans to Loans/Leases HFI 1. Reference Page 12 for Core Loan Portfolio. Other Core Loans comprises Core Loan Portfolio less CRE loans (excluding MF and Construction). HIGHLIGHTS Third Quarter 2025 Earnings | 15 Nonperforming Loans ($mm) $55.8 $79.3 $33.3 3Q24 $63.5 $96.8 $29.2 4Q24 $90.8 $101.4 $21.3 1Q25 $55.7 $96.4 $15.4 2Q25 $56.2 $ 9 4 $28.9 3Q25 $168.3 $189.6 $213.5 $167.5 $174.5 CRE Loans (excluding MF and Construction) Other Core Loans(1) Discontinued Loans 0.72% 0.80% 0.88% 0.69% 0.72% $305.9 $383.5 $22.4 3Q24 $343.9 $732.0 $21.5 4Q24 $297.8 $633.0 $6.2 1Q25 $201.0 $454.5 $6.1 2Q25 $108.3 $392.0 $5.7 3Q25 $711.9 $1,097.3 $937.0 $661.6 $506.0 CRE Loans (excluding MF and Construction) Other Core Loans(1) Discontinued Loans 3.03% 4.61% 3.88% 2.73% 2.10% Special Mention Loans/Leases to Loans/Leases HFI NPLs to Loans/Leases HFI $43.1 $48.5 $33.4 3Q24 $41.8 $93.7 $44.7 4Q24 $78.9 $84.8 $36.9 1Q25 $42.7 $90.5 $16.2 2Q25 $46.3 $77.7 $37.4 3Q25 $125.0 $180.2 $200.6 $149.5 $161.4 CRE Loans (excluding MF and Construction) Other Core Loans(1) Discontinued Loans Asset Quality Ratios and Trends

Allowance for Credit Losses - Loans

Increased ACL coverage ratio to 1.12%

HIGHLIGHTS

- ACL increased $12.2mm reflecting:
  - Net recoveries of $2.5mm include CRE HFS loan paying off at par
  - Provision of $9.7mm driven by updates to risk ratings and macroeconomic forecast, and new loan fundings
  - ACL coverage ratio increase 5bps QoQ to 1.12%
- Economic coverage ratio increased to 1.65%(1)

3Q25 ACL walk

($ in millions)


Economic coverage ratio(1)
1.65%
$258.6
1.07%
$2.5
$9.7
$270.7
1.12%
ACL 2Q25
Net Recoveries
Provision for Loans HFI
ACL 3Q25

ACL / Total Loans ($mm)


1.82%
1.72%
1.66%
1.61%
1.65%
1.20%
1.13%
1.10%
1.07%
1.12%
$281.9
$268.4
$264.6
$258.6
$270.7
3Q24
4Q24
1Q25
2Q25
3Q25
ACL
ACL / Total Loans HFI
Economic Coverage Ratio(1)

3Q25 Net Charge-offs (Recoveries) detail

Net Charge-offs (Recoveries) ($ in millions)	Charge-offs	Recoveries	Net Charge-offs (Recoveries)	% of Total Loans (annualized)
Civic Loans	$1.1	($0.0)	$1.1	0.02%
Commercial Loans	3.1	(5.8)	(2.8)	-0.05%
Real Estate Mortgage	1.4	(1.6)	(0.2)	0.00%
Real Estate Construction	-	(1.4)	(1.4)	-0.02%
Consumer Loans: Student Loans	1.0	(0.0)	0.9	0.01%
Consumer Loans: excluding Student Loans	0.0	(0.1)	(0.1)	0.00%
Total	**$6.5**	**($8.9)**	**($2.5)**	**-0.04%**

1. Economic coverage ratio adjusts our ACL coverage ratio to include the loss coverage from credit-linked notes and unearned credit marks from purchase accounting. Denotes a non-GAAP financial measure, see "Non-GAAP Reconciliation" slides in Appendix.

BANC OF CALIFORNIA

Third Quarter 2025 Earnings | 16

Adjusted Allowance for Credit Losses Ratios

Adjusted ACL ratio(1) is significantly higher when adjusting for lower loss loan categories

Adjusted ACL Ratio(1)


1.12%
1.28%
1.37%
1.54%
3Q25 ACL Ratio
+ Adj. ACL Ratio Excluding Single Family Residential Loans
+ Adj. ACL Ratio Excluding SFR Mortgage & Warehouse Loans
+ Adj. ACL Ratio Excluding SFR Mort., Warehouse, Fund Finance and Lender Finance Loans

Composition of Lower Loss Loan Categories

Lower Loss Loan Categories ($ in millions)	3Q25	2Q25	3Q24
Residential	$3,094	$3,083	$2,619
Warehouse	1,771	1,610	1,230
Fund Finance	1,048	1,194	576
Lender Finance	1,435	1,173	681
Total Lower Loss Loans	**$7,347**	**$7,061**	**$5,107**
Total Loans and Leases HFI	**$24,111**	**$24,246**	**$23,528**
Lower Loss Loans / Total Loans and Leases HFI	**30.5%**	**29.1%**	**21.7%**

HIGHLIGHTS

- Recent loan growth is in segments with relatively low expected credit losses including warehouse, lender finance and fund finance; resulted in lower ACL coverage under CECL
- Adjusted ACL Ratio(1) at 1.54%; Economic Coverage Ratio(1) at 1.65%, which includes $110.5mm of loss coverage from credit-linked notes on SFR
- Lower loss loan categories as a percent of total loans increased to 30% at 3Q25 from 22% at 3Q24 strengthening the credit profile of the bank

1. Adjusted ACL Ratio is adjusted for lower loss loan categories. Economic Coverage Ratio is adjusted for the impact of credit-linked notes and unearned credit mark from purchase accounting. Denotes a non-GAAP financial measure, see "Non-GAAP Reconciliation" slides in Appendix.

BANC OF CALIFORNIA

Third Quarter 2025 Earnings | 17

Investment Securities Portfolio

Maintaining diversified securities portfolio with stable balances and yields

HIGHLIGHTS

- Average securities yield declined 2 bps QoQ as purchase of higher-yielding securities was offset by impact from declining rates and day count
- Unrealized pre-tax loss on AFS securities of $207mm down $26mm QoQ driven primarily by a decrease in longer term interest rates
- Of the AFS securities portfolio, 78% is fixed rate, 14% is floating rate, and 8% is hybrid rate
- 3Q25 new investment yield of 5.0%
- 14% of AFS securities portfolio will contractually paydown and reprice within 1 year and 23% within three years
- 78% of total securities are AAA rated and 15% AA rated

Security Type[1] ($ in millions)	3Q25	2Q25	Variance	Yield 3Q25	Duration (yrs) 3Q25	Unrealized Loss 3Q25	Unrealized Loss 2Q25
AFS - Gov't & Agency	$1,680	$1,453	$228	3.57%	5.4	($161)	($179)
AFS - CLO's	206	228	(22)	6.02%	0.0	0	0
AFS - Corporate Bonds	258	264	(6)	5.09%	1.0	(19)	(23)
AFS - Municipal Bonds	-	1	(1)	5.09%	-	-	-
AFS - Non-Agency Securitizations	283	301	(19)	4.12%	3.7	(28)	(32)
AFS[2]	**$2,428**	**$2,247**	**$181**	**4.06%**	**4.2**	**($207)**	**($233)**
HTM - Gov't & Agency	638	635	2	1.82%	5.3	(29)	(33)
HTM - Corporate Bonds	71	71	0	4.66%	4.1	(7)	(11)
HTM - Municipal Bonds	1,237	1,254	(17)	2.14%	7.9	(33)	(62)
HTM - Non-Agency Securitizations	359	358	1	2.39%	5.0	(10)	(15)
HTM[3]	**$2,304**	**$2,317**	**($13)**	**2.17%**	**6.6**	**($80)**	**($121)**
Total Securities	**$4,732**	**$4,564**	**$167**	**3.18%[4]**	**5.3**	**($287)**	**($354)**

Average Securities Portfolio Balance & Total Yield[4]


2.98%
3.19%
3.24%
3.20%
3.18%
$4.7
$4.7
$4.7
$4.7
$4.8
3Q24
4Q24
1Q25
2Q25
3Q25
Average Balance ($ in billions)
Yield

1. Excludes FRB and FHLB stock.
2. AFS securities reflected at fair value; excludes $0.8mm loss reserve.
3. HTM securities reflected at amortized cost; excludes $0.7mm loss reserve.
4. Total securities yield of 3.18% and average securities portfolio balance includes FRB and FHLB stock. Total securities yield is calculated using average fair values for the quarter.

BANC OF CALIFORNIA
Third Quarter 2025 Earnings | 18

10.46% 9.95% 10.14% 3Q252Q253Q24 7.98% 7.65% 7.84% 3Q252Q253Q24 CET 1 Ratio TCE Ratio(1) Note: 3Q25 regulatory capital ratios are preliminary. 1. Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides in Appendix. Continuing to grow capital levels and TBVPS Repurchased 1.4% of outstanding shares in 3Q25 and 5.3% in 2Q25, which impacted CET 1 ratio by 14bps and 43bps, respectively Third Quarter 2025 Earnings | 19 3Q25 2Q25 3Q24 Regulatory Well- Capitalized Excess of Well- Capitalized Consolidated Company Total Risk-Based Ratio 16.69% 16.37% 17.00% 10.00% 6.69% Tier 1 Risk-Based Capital 12.56% 12.34% 12.88% 8.00% 4.56% CET 1 Ratio 10.14% 9.95% 10.46% 6.50% 3.64% Leverage Ratio 9.77% 9.74% 9.83% 5.00% 4.77% TCE Ratio (1) 7.84% 7.65% 7.98% NA NA TBVPS (1) $16.99 $16.46 $15.63 NA NA Capital

Interest Rate Sensitivity

IRR position remains largely neutral for NII sensitivity; total earnings are liability sensitive

HIGHLIGHTS

- Gap between short-term ("ST") liabilities and assets of $5.3B in 3Q compared to $5.1B at 2Q
- When adjusted for deposit repricing betas, net interest income sensitivity is relatively neutral
- The impact of ECR costs on rate-sensitive deposits of $3.6B shifts this neutral interest rate sensitivity to liability sensitive for total earnings


3Q25 IRR position – NII impact ($B)
$14.3
$19.6
Asset / liability gap of ($5.3B) is largely neutral to NII when adjusting for deposits repricing betas
ST Assets
ST Liabilities
Cash / ST Investments / ST Loans
Variable Deposits / ST CDs / ST Borrowings


3Q25 IRR position – Total Earnings ($B)
$14.3
$16.4
ECR costs on deposits when adjusted for repricing betas shifts IRR position to liability sensitive with a repricing gap at ($2.1B)
ST Assets
ST Liabilities / Beta Adjusted + ECR
Cash / ST Investments / ST Loans
Variable Deposits / ST CDs / ST Borrowings

Note: Short Term ("ST"): Assets and liabilities expected to mature, reprice, or settle within one year. Rate sensitive defined as assets or liabilities that are repricing or maturing within one year.

BANC OF CALIFORNIA

Third Quarter 2025 Earnings | 20

Loan Maturity and Repricing Summary

19% of fixed rate & hybrid loans will reprice / reset within one year at higher rates

Over 50% or ~$3.2B of low yielding multifamily loans will reprice or mature in next 2.5 years

Loan Composition



Fixed
ST Variable
Hybrid+LT Variable
3Q25
WAC: 4.5%
22%
42%
WAC: 4.6%
36%
WAC: 7.3%

Loan maturing or repricing by year-end total $1.0B at a weighted average coupon of 5.0%

Total Fixed Rate and Hybrid Loans – Maturities / Repricing

Total fixed rate and hybrid loans: $13.9B



Fixed Rate Maturity(1)
Hybrid & Variable Rate Reset
$2.6B
$1.6
$1.0
$2.4B
$1.5
$0.9
$1.3B
$0.6
$0.7
$7.5B
$6.3
$1.2
<= 1 Year
1-2 Years
2-3 Years
> 3 Years

	<= 1 Year	1-2 Years	2-3 Years	> 3 Years
WAC:	4.8%	4.2%	4.8%	4.3%

52% are Hybrid with a current rate of 4.3% offering strong repricing upside

Multifamily Loans – Maturities / Repricing

Total multifamily loans: $6.1B



Fixed Rate Maturity(1)
Hybrid & Variable Rate Reset
$1.5B
$1.4
$0.1
$1.3B
$0.6
$0.7
$0.8B
$0.7
$0.1
$2.6B
$1.0
$1.6
<= 1 Year
1-2 Years
2-3 Years
> 3 Years

	<= 1 Year	1-2 Years	2-3 Years	> 3 Years
Hybrid & Variable Rate	5.3%	3.7%	4.1%	3.7%
Fixed Rate:	3.7%	3.9%	6.2%	4.0%

Note: Long Term ("LT") Variable: Loans that reset or mature beyond one year. Weighted Average Coupon ("WAC"): Weighted average of the contractual interest rate.

1. Balances include maturities only and do not include scheduled amortization and prepayment expectations.

BANC OF CALIFORNIA

Third Quarter 2025 Earnings | 21

Outlook

2025 outlook

	Outlook as of 2Q25 earnings	Current outlook	Key factors
Loans	Target mid single digit growth	Unchanged	Driven by growth in commercial loans Cautious given uncertain economic conditions
Deposits	Target mid single digit growth Target NIB ratio 27%-30%	Unchanged	Broad based growth across our businesses
Net interest margin	Target NIM of 3.20%-3.30% by 4Q25	Unchanged	Assumes no further rate cuts in 2025
Noninterest expense (NIE)	NIE average of $190mm-$195mm per qtr. Customer related expenses avg. of $27mm-$29mm per qtr.	Expect to come in at or below low end of target range	Benefit of September rate cut on customer related expenses will be reflected in 4Q
Balance sheet metrics	Wholesale funding ratio[1] 10%-12% Loan / deposits 85%-93%	Unchanged	Evaluate opportunities to optimize balance sheet

Future state financial targets remain unchanged

- ROAA ~1.1%+
- ROTCE ~13%+
- Continue to make consistent, meaningful progress toward goals
- Timing will depend on continued execution of core strategy combined with the impact of the economic and interest rate environments

1. Wholesale funding defined as borrowings plus brokered time deposits.

BANC OF CALIFORNIA

Third Quarter 2025 Earnings | 22

Supplemental Information

Note: Common shares outstanding as of September 30, 2025 are 155,522,693. 1. Represents VWAP of shares repurchased. 2. Common shares outstanding are as of March 17, 2025 for 1Q25, March 31, 2025 for 2Q25, and June 30, 2025 for 3Q25.Total is based off share count from commencement of share repurchase program as of March 17, 2025. Delivering shareholder value through share repurchases Third Quarter 2025 Earnings | 24 Share Repurchase Activity 1Q25 2Q25 3Q25 Total Repurchase Amount $38,545,698 $111,454,299 $35,498,391 $185,498,388 Price Per Share(1) $14.36 $12.65 $16.48 $13.59 Number of Shares Repurchased 2,684,823 8,809,814 2,153,792 13,648,429 Common Shares Outstanding(2) 169,083,588 166,403,086 157,467,137 169,083,588 % of Shares Repurchased 1.6% 5.3% 1.4% 8.1% Share repurchases

CRE Portfolio

High quality CRE portfolio has low weighted-average LTV and strong debt-service coverage ratio (DSCR)

HIGHLIGHTS

- 74% of total CRE portfolio located in California
- Total CRE has a low weighted average LTV of 61%
- Other Property Types includes mobile homes, self storage, gas stations, special use, schools, places of worship and restaurants

Total CRE is well diversified across multiple industries

Property Type ($ in millions)	Count	3Q25	2Q25	3Q25 % of Total CRE	3Q25 % of Total Loans HFI	Avg Loan Size	WA LTV[1]	DSCR	NPL %	NPL $
Multifamily	1,302	$6,125	$6,281	51%	25%	$4.7	60%	1.30	0.01%	$0.8
Real Estate Construction	156	2,155	2,302	18%	9%	13.8	72%	-	0.00%	0.0
Other CRE	1,007	3,655	3,746	31%	15%	3.6	55%	2.08	1.54%	56.2
Office	201	856	906	7%	4%	4.3	58%	2.28	2.03%	17.4
Industrial / Warehouse	337	765	772	6%	3%	2.3	53%	2.27	0.20%	1.5
Retail	175	565	571	5%	2%	3.2	52%	1.74	0.06%	0.3
Hotel	36	402	398	3%	2%	11.2	52%	1.76	7.25%	29.2
Mixed Use	41	217	227	2%	1%	5.3	53%	1.65	0.00%	0.0
Health Facility	35	213	214	2%	1%	6.1	57%	2.67	2.88%	6.1
Other Property Types	182	636	656	5%	3%	3.5	57%	2.02	0.28%	1.7
Total CRE	**2,465**	**$11,934**	**$12,329**	**100%**	**49%**	**$4.8**	**61%**	**1.59**	**0.48%**	**$57.1**

Other CRE as % of Total CRE


Office
Industrial
Retail
Hotel
Health Facility
Mixed Use
Other
5.3%
7.2%
1.8%
1.8%
3.4%
6.4%
4.7%

- Total CRE comprises 49% of total loans HFI and Other CRE comprises 15% of total loans HFI
- 87% of office collateral located in California, 7% in Colorado and 6% in other states
- Multifamily has a low average LTV and a strong DSCR coverage ratio of 1.3x

Note: CRE excludes government guaranteed CRE collateralized SBA loans.
1. Represents most recent appraisal or weighted-average LTV at origination.

BANC OF CALIFORNIA

Third Quarter 2025 Earnings | 25

Adjusted Noninterest Expense Detail(1) ($mm) $34.5 $12.7 $64.0 $85.6 3Q24 $31.7 $11.2 $61.9 $77.7 4Q24 $27.8 $7.3 $62.2 $86.4 1Q25 $26.6 $9.4 $61.5 $88.4 2Q25 $26.2 $9.0 $61.6 $88.9 3Q25 $196.7 $182.4 $183.7 $185.9 $185.7 Compensation expense Other operating expenses Insurance and assessments Customer related expense Customer Related Expense ($mm) $29.9 $4.6 3Q24 $27.4 $4.2 4Q24 $23.6 $4.1 1Q25 $21.9 $4.7 2Q25 $21.7 $4.6 3Q25 $34.5 $31.7 $27.8 $26.6 $26.2 ECR Expense Other(2) 1. Excludes acquisition, integration and reorganization costs. Denotes a non-GAAP financial measure, see “Non-GAAP Reconciliation” slides in Appendix. 2. Other customer related expense includes deposit referral fees, armored car services, check printing expenses, and other miscellaneous expenses ECR expenses were flat as deposit balances remained relatively stable 3Q24 4Q24 1Q25 2Q25 3Q25 $3,758 $3,730 $3,739 $3,728 $3,708 Average HOA Deposits ($mm) ECR indexed to Fed Funds rate with every 25bps change corresponding to ~$6mm of annual ECR expense Substantially all HOA deposits have ECR expenses; average deposit rate (excluding ECR costs) for 3Q25 is 82bps Third Quarter 2025 Earnings | 26 Customer Related Expense

Expect total project and investment spend of $16mm in 2025, with $6mm of planned expense in 2025 Project investment composition Revenue enhancing projects Back office and support projects Third Quarter 2025 Earnings | 27 34% 66% Revenue Enhancing Back Office and Support Projects $5.3mm $10.5mm 35% 50% 15% Infrastructure Optimization/Scalability Regulatory/Compliance $5.3mm $1.5mm $3.7mm 43% 30% 27% Sales Enablement Payments Business Specific $1.6mm $2.3mm $1.4mm Projects and Investments

❖Uninsured and uncollateralized deposits of $7.6B, which represents ~28% of total deposits ❖Total primary and secondary liquidity was 1.9x uninsured and uncollateralized deposits Maintaining high levels of primary and secondary liquidity 1. Cash and cash equivalents figure presented as Bank only, excludes restricted cash. 2. Net of 7.8% haircut as of September 30, 2025. ($ in millions) 3Q25 Current Availability Utilization Capacity Primary Liquidity Cash and cash equivalents $2,225 AFS Securities (unpledged) 2,235 Total Primary Liquidity 4,460 Total Secondary Liquidity 10,289 2,277 12,566 Total Primary + Secondary Liquidity $14,749 Definitions Secondary Liquidity: Net available borrowing capacity with the FHLB and FRB. Primary liquidity: Cash and cash equivalents (excluding restricted cash) and the market value of unencumbered Available-For-Sale (“AFS”) securities, net of a haircut. These assets are (i) unencumbered, (ii) readily available for use, and (iii) can be readily sold or pledged under normal operating conditions and under a range of stress conditions. Third Quarter 2025 Earnings | 28 (1) (2) Liquidity

Experienced Management Team with Track Record of Success at Leading Institutions



Jared Wolff

Chairman and Chief Executive Officer

30+ years of banking and law. Previously held senior executive positions with City National Bank (RBC) and PacWest Bancorp



Joe Kauder

Chief Financial Officer

30+ years of banking experience, previously served as EVP, CFO Wells Fargo Wholesale Banking



Chris Baron

President, Community Banking

30+ years of banking experience. Previously served as President of Los Angeles Region for Pacific Western Bank



Chris Blake

Vice Chairman of the Bank

40+ years of banking experience, previously served as President & CEO, Community Bank Division, for PacWest Bancorp



Bryan Corsini

Chief Credit Officer

35+ years of banking experience, previously served as CCO of PacWest Bancorp and Director of Pacific Western Bank



Ido Dotan

General Counsel and Chief Administrative Officer

20+ years experience in corporate securities, M&A, and structured finance. Previously served as EVP of Carrington Mortgage Holdings



Karen Hon

Chief Accounting Officer

20+ years of finance & accounting experience, previously served as Chief Accounting Officer at Silicon Valley Bank



Hamid Hussain

President of the Bank

30+ years of banking experience, previously served as EVP, Real Estate Market Executive for Wells Fargo



Stan Ivie

Head of Government and Regulatory Affairs

Previously served as the Chief Risk Officer of PacWest Bancorp & the regional director for the FDIC's San Francisco and Dallas Regions



Alex Kweskin

Chief Human Resources Officer

25+ years of Human Resources experience, previously held HR leadership roles at MUFG Union Bank and Wells Fargo



Scott Ladd

Chief Credit Officer for Specialty Banking and Credit Operations

25+ years banking and consulting experience, previously served as EVP, Group Head, Portfolio Management at PacWest Bancorp



Olivia Lindsay

Chief Risk Officer

20+ years of experience in regulatory processes and controls, previously spent 15 years at MUFG Union Bank



Sean Lynden

President, Venture Banking Group

30+ years of banking and related experience. Previously served as President of Venture Banking Group for Pacific Western Bank



Michael Pierron

Head of Payments

25+ years of technology, product and operations, previously served as Head of Operations at Flagstar Bank



Bill Rhodes

Chief Internal Audit Officer

25+ years of banking and internal audit experience, previously served as CAE of Coastal Community Bank and Deputy CAE of Silicon Valley Bank



Steve Schwimmer

Chief Information Officer

30+ years of experience in banking technology, previously served as the EVP, Chief Innovation Officer at PacWest Bancorp

BANC OF CALIFORNIA

Third Quarter 2025 Earnings | 29

Appendix

Non-GAAP Financial Information Tangible assets, tangible common equity, tangible common equity ratio, tangible book value per common share, adjusted net earnings, adjusted return on average assets (“ROAA”), return on average tangible common equity, adjusted return on average tangible common equity, pre-tax pre-provision (“PTPP”) income, adjusted noninterest expense, efficiency ratio, adjusted efficiency ratio, adjusted ACL ratio, and economic coverage ratio constitute supplemental financial information determined by methods other than in accordance with GAAP. These non-GAAP measures are used by management in its analysis of the Company's performance. Tangible assets is calculated by subtracting goodwill and other intangible assets from total assets. Tangible common equity is calculated by subtracting preferred stock and goodwill and other intangible assets, as applicable, from stockholders’ equity. Return on average tangible common equity is calculated by dividing net earnings available to common stockholders, after adjustment for amortization of intangible assets and goodwill impairment, by average tangible common equity. Adjusted return on average tangible common equity is calculated by dividing adjusted net earnings available to common stockholders, after adjustment for amortization of intangible assets and goodwill impairment, by average tangible common equity. Banking regulators also exclude goodwill and other intangible assets from stockholders' equity when assessing the capital adequacy of a financial institution. Adjusted net earnings is calculated by adjusting net earnings by unusual, one-time items. ROAA is calculated by dividing annualized net earnings by average assets. Adjusted ROAA is calculated by dividing annualized adjusted net earnings by average assets. PTPP income is calculated by adding net interest income and noninterest income (total revenue) and subtracting noninterest expense. Adjusted PTPP income is calculated by adding net interest income and adjusted noninterest income (adjusted total revenue) and subtracting adjusted noninterest expense. Adjusted noninterest expense is calculated by subtracting acquisition, integration and reorganization costs from total noninterest expense. Adjusted noninterest expense excluding customer related expenses is calculated by subtracting customer related expenses from adjusted noninterest expense. Efficiency ratio is calculated by dividing noninterest expense (less intangible asset amortization and acquisition, integration and reorganization costs) by total revenue (the sum of net interest income and noninterest income, less gain (loss) on sale of securities). Adjusted efficiency ratio is calculated by dividing adjusted noninterest expense (less intangible asset amortization and acquisition, integration and reorganization costs, customer related expenses and any unusual one-item items) by adjusted total revenue (the sum of net interest income and noninterest income, less gain (loss) on sale of securities and customer related expense). Economic coverage ratio is calculated by dividing the allowance for credit losses adjusted for the impact of the credit- linked notes and unearned credit mark from purchase accounting by loans and leases held for investment. Core deposits is calculated as total deposits less brokered CDs and brokered non-maturity deposits. Core loan portfolio is calculated as total loans held for investment less premium finance loans, student loans, and Civic loans. Adjusted ACL ratio is calculated by dividing adjusted ACL for lower loss loan categories by adjusted loans and leases held for investment. Management believes the presentation of these financial measures adjusting the impact of these items provides useful supplemental information that is essential to a proper understanding of the financial results and operating performance of the Company. This disclosure should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. The following tables on pages 32-41 provide reconciliations of the non-GAAP measures to financial measures defined by GAAP. Third Quarter 2025 Earnings | 31

Non-GAAP Reconciliation 1. Tangible common equity divided by tangible assets. 2. Total common equity divided by common shares outstanding. 3. Tangible common equity divided by common shares outstanding. 4. Common shares outstanding include non-voting common stock equivalents that are participating securities. ($ in thousands, except per share data) 3Q25 2Q25 1Q25 4Q24 3Q24 Tangible Common Equity Ratio Total stockholders' equity $3,466,739 $3,426,843 $3,521,656 $3,499,949 $3,496,198 Less: preferred stock 498,516 498,516 498,516 498,516 498,516 Total common equity 2,968,223 2,928,327 3,023,140 3,001,433 2,997,682 Less: goodwill and intangible assets 326,444 333,451 340,458 347,465 357,332 Tangible common equity $2,641,779 $2,594,876 $2,682,682 $2,653,968 $2,640,350 Total assets 34,012,965 34,250,453 33,779,918 33,542,864 33,432,613 Less: goodwill and intangible assets 326,444 333,451 340,458 347,465 357,332 Tangible assets $33,686,521 $33,917,002 $33,439,460 $33,195,399 $33,075,281 Total stockholders' equity to total assets 10.19% 10.01% 10.43% 10.43% 10.46% Tangible common equity ratio(1) 7.84% 7.65% 8.02% 7.99% 7.98% Book value per common share(2) $19.09 $18.58 $18.17 $17.78 $17.75 Tangible book value per common share (TBVPS)(3) $16.99 $16.46 $16.12 $15.72 $15.63 Common shares outstanding(4) 155,522,693 157,647,137 166,403,086 168,825,656 168,879,566 Third Quarter 2025 Earnings | 32

Non-GAAP Reconciliation

($ in thousands)	3Q25	2Q25	1Q25	4Q24	3Q24
Return on Average Tangible Common Equity ("ROATCE")					
Net earnings	$69,629	$28,385	$53,568	$56,919	$8,784
Earnings before income taxes			$73,061	$70,103	$11,514
Add: Intangible asset amortization			7,160	7,770	8,485
Adjusted earnings before income used for ROATCE			80,221	77,873	19,999
Adjusted income tax expense[1]			(20,296)	(19,281)	(5,522)
Adjustments:					
Intangible asset amortization	7,160	7,159			
Tax impact of adjustment above[1]	(1,958)	(1,655)			
Adjustment to net earnings	5,202	5,504			
Adjusted net earnings for ROATCE	74,831	33,889	59,925	58,592	14,477
Less: Preferred stock dividends	9,947	9,947	9,947	9,947	9,947
Adjusted net earnings available to common and equivalent stockholders for ROATCE	**$64,884**	**$23,942**	**$49,978**	**$48,645**	**$4,530**
Net earnings	$69,629	$28,385	$53,568	$56,919	$8,784
Earnings before income taxes			$73,061	$70,103	$11,514
Add: Intangible asset amortization			7,160	7,770	8,485
Add: Loss on sale of securities			-	NA	59,946
Less: Acquisition, integration, and reorganization costs			-	NA	(510)
Adjusted earnings before income used for ROATCE			80,221	77,873	79,435
Adjusted income tax expense[1]			(20,296)	(19,281)	(21,932)
Adjustments:					
Intangible asset amortization	7,160	7,159			
Provision for credit losses related to transfer of loans to held for sale	-	26,289			
Total adjustments	7,160	33,448			
Tax impact of adjustments above[1]	(1,958)	(7,733)			
Income tax related adjustments	-	9,792			
Adjustment to net earnings	5,202	35,507			
Adjusted net earnings for adjusted ROATCE	74,831	63,892	59,925	58,592	57,503
Less: Preferred stock dividends	9,947	9,947	9,947	9,947	9,947
Adjusted net earnings available to common and equivalent stockholders for adjusted ROATCE	**$64,884**	**$53,945**	**$49,978**	**$48,645**	**$47,556**
Average total stockholders' equity	3,437,335	3,430,143	3,524,181	3,486,164	3,452,575
Less: Average preferred stock	498,516	498,516	498,516	498,516	498,516
Less: Average goodwill and intangible assets	330,277	337,352	344,610	352,907	361,316
Average tangible common equity	**$2,608,542**	**$2,594,275**	**$2,681,055**	**$2,634,741**	**$2,592,743**
Return on average equity[2]	8.04%	3.32%	6.16%	6.50%	1.01%
Return on average tangible common equity[3]	9.87%	3.70%	7.56%	7.35%	0.70%
Adjusted return on average tangible common equity[4]	9.87%	8.34%	7.56%	7.35%	7.30%

1. Effective tax rates of 27.34%, 23.12%, 25.30%, 24.76%, and 27.61% used for the three months ended September 30, 2025, June 30, 2025, March 31, 2025, December 31, 2024, and September 30, 2024, respectively.
2. Annualized net earnings divided by average stockholders' equity.
3. Annualized adjusted net earnings available to common and equivalent stockholders for ROATCE divided by average tangible common equity.
4. Annualized adjusted net earnings available to common and equivalent stockholders for adjusted ROATCE divided by average tangible common equity.

BANC OF CALIFORNIA

Third Quarter 2025 Earnings | 33

Non-GAAP Reconciliation

($ in thousands, except per share amounts)	3Q25	2Q25	1Q25	4Q24	3Q24
Adjusted Net Earnings					
Net earnings	$69,629	$28,385	$53,568	$56,919	$8,784
Earnings before income taxes			$73,061	$70,103	$11,514
Add: Loss on sale of securities			-	NA	59,946
Less: Acquisition, integration, and reorganization costs			-	NA	(510)
Adjusted earnings before income taxes			73,061	70,103	70,950
Adjusted income tax expense(1)			(19,493)	(13,184)	(19,589)
Adjustments:					
Provision for credit losses related to transfer of loans to held for sale	-	26,289			
Tax impact of adjustment above(1)	-	(6,078)			
Income tax related adjustments	-	9,792			
Adjustment to net earnings	-	30,003			
Adjusted net earnings	69,629	58,388	53,568	56,919	51,361
Less: Preferred stock dividends	(9,947)	(9,947)	(9,947)	(9,947)	(9,947)
Adjusted net earnings available to common and equivalent stockholders	**$59,682**	**$48,441**	**$43,621**	**$46,972**	**$41,414**
Weighted average diluted common shares outstanding	159,051	158,462	169,434	169,732	168,583
Diluted earnings (loss) per common share	$0.38	$0.12	$0.26	$0.28	$ (0.01)
Adjusted diluted earnings per common share(2)	$0.38	$0.31	$0.26	$0.28	$0.25
Average total assets	$33,831,217	$33,764,149	$33,308,385	$33,562,028	$34,426,185
Return on average assets ("ROAA")(3)	0.82%	0.34%	0.65%	0.67%	0.10%
Adjusted ROAA(4)	0.82%	0.69%	0.65%	0.67%	0.59%

1. Effective tax rates of 27.34%, 23.12%, 25.30%, 24.76%, and 27.61% used for the three months ended September 30, 2025, June 30, 2025, March 31, 2025, December 31, 2024, and September 30, 2024, respectively.
2. Adjusted net earnings available to common and equivalent stockholders divided by weighted average common shares outstanding.
3. Annualized net earnings divided by average assets.
4. Annualized adjusted net earnings divided by average assets.

BANC OF CALIFORNIA
Third Quarter 2025 Earnings | 34

Third Quarter 2025 Earnings | 35 ($ in thousands) 3Q25 2Q25 1Q25 4Q24 3Q24 PTPP and Adjusted PTPP Income Net interest income $253,444 $240,216 $232,364 $235,285 $232,175 Add: Noninterest income (loss) 34,285 32,633 33,650 28,989 (15,452) Total revenue 287,729 272,849 266,014 264,274 216,723 Less: Noninterest expense (185,684) (185,869) (183,653) (181,370) (196,209) Pre-tax, pre-provision ("PTPP") income $102,045 $86,980 $82,361 $82,904 $20,514 Total revenue $287,729 $272,849 $266,014 $264,274 $216,723 Add: Loss on sale of securities - - - 454 59,946 Adjusted total revenue 287,729 272,849 266,014 264,728 276,669 Noninterest expense 185,684 185,869 183,653 181,370 196,209 Less: Acquisition, integration, and reorganization costs - - - 1,023 510 Adjusted noninterest expense 185,684 185,869 183,653 182,393 196,719 Adjusted Pre-tax, pre-provision ("Adjusted PTPP") income $102,045 $86,980 $82,361 $82,335 $79,950 Non-GAAP Reconciliation

Non-GAAP Reconciliation

($ in thousands)	3Q25	2Q25	1Q25	4Q24	3Q24
Adjusted Efficiency Ratio					
Noninterest expense	$185,684	$185,869	$183,653	$181,370	$196,209
Less: Intangible asset amortization	(7,160)	(7,159)	(7,160)	(7,770)	(8,485)
Less: Acquisition, integration, and reorganization costs	-	-	-	1,023	510
Noninterest expense used for efficiency ratio	**$178,524**	**$178,710**	**$176,493**	**$174,623**	**$188,234**
Less: Customer related expense	(26,227)	(26,577)	(27,751)	(31,672)	(34,475)
Noninterest expense used for adjusted efficiency ratio	**$152,297**	**$152,133**	**$148,742**	**$142,951**	**$153,759**
Total Revenue	$287,729	$272,849	$266,014	$264,274	$216,723
Add: Loss on sale of securities	-	-	-	454	59,946
Total revenue used for efficiency ratio	**$287,729**	**$272,849**	**$266,014**	**$264,728**	**$276,669**
Less: Customer related expense	(26,227)	(26,577)	(27,751)	(31,672)	(34,475)
Total revenue used for adjusted efficiency ratio	**$261,502**	**$246,272**	**$238,263**	**$233,056**	**$242,194**
Noninterest expense to total revenue	64.53%	68.12%	69.04%	68.63%	90.53%
Efficiency ratio[(1)]	62.05%	65.50%	66.35%	65.96%	68.04%
Adjusted efficiency ratio[(2)]	58.24%	61.77%	62.43%	61.34%	63.49%

1. Noninterest expense used for efficiency ratio divided by total revenue used for efficiency ratio.
2. Noninterest expense used for adjusted efficiency ratio divided by total revenue used for adjusted efficiency ratio.

BANC OF CALIFORNIA

Third Quarter 2025 Earnings | 36

($ in thousands) 3Q25 2Q25 1Q25 4Q24 3Q24 Noninterest expense $185,684 $185,869 $183,653 $181,370 $196,209 Less: Acquisition, integration, and reorganization costs - - - 1,023 510 Adjusted noninterest expense $185,684 $185,869 $183,653 $182,393 $196,719 Less: Customer related expense (26,227) (26,577) (27,751) (31,672) (34,475) Adjusted noninterest expense excluding customer related expense $159,457 $159,292 $155,902 $150,721 $162,244 Average assets $33,831,217 $33,764,149 $33,308,385 $33,562,028 $34,426,185 Noninterest expense to average total assets 2.18% 2.21% 2.24% 2.15% 2.27% Adjusted noninterest expense to average total assets 2.18% 2.21% 2.24% 2.16% 2.27% Adjusted noninterest expense excluding customer related expense to average total assets 1.87% 1.89% 1.90% 1.79% 1.87% Adjusted Noninterest Expense to Average Total Assets Third Quarter 2025 Earnings | 37 Non-GAAP Reconciliation

Third Quarter 2025 Earnings | 38 ($ in thousands) 3Q25 2Q25 3Q24 Total Deposits $27,185 $27,528 $26,828 Less: Brokered CDs (2,259) (2,312) (1,993) Less: Brokered Non-maturity Deposits (166) (565) (639) Total Core Deposits $24,760 $24,652 $24,196 Core Deposits Non-GAAP Reconciliation

Non-GAAP Reconciliation Third Quarter 2025 Earnings | 39 ($ in thousands) 3Q25 2Q25 Total Loans HFI $24,111 $24,246 Discontinued Area Loans: Less: Premium Finance Loans (465) (473) Less: Student Loans (276) (286) Less: Civic Loans (69) (75) Total Discontinued Area Loans (810) (834) Total Core Loans $23,301 $23,412 Core Loans

Non-GAAP Reconciliation

($ in thousands)	3Q25	2Q25	1Q25	4Q24	3Q24
Economic coverage ratio					
Allowance for credit losses ("ACL")	$270,722	$258,565	$264,557	$268,431	$281,916
Add: Unearned credit mark from purchase accounting [(1)]	17,496	19,199	20,870	22,473	24,678
Add: Credit-linked notes[(2)]	110,539	112,887	115,188	116,991	120,617
Adjusted allowance for credit losses	$398,757	$390,651	$400,616	$407,896	$427,212
Loans and leases held for investment	$24,110,642	$24,245,893	$24,126,527	$23,781,663	$23,527,777
ACL to loans and leases held for investment[(3)]	1.12%	1.07%	1.10%	1.13%	1.20%
Economic coverage ratio[(4)]	**1.65%**	**1.61%**	**1.66%**	**1.72%**	**1.82%**

1. Unearned credit mark from purchase accounting estimated by using the same pro rata split between the credit and yield marks associated with the non-PCD loans (purchased loans without credit deterioration at the time of the purchase) at the time of the acquisition.
2. Credit-linked notes loss coverage equal to 5% of the unpaid principal balance of the pledged loans.
3. Allowance for credit losses divided by loans and leases held for investment.
4. Adjusted allowance for credit losses divided by loans and leases held for investment.

BANC OF CALIFORNIA
Third Quarter 2025 Earnings | 40

Non-GAAP Reconciliation 1. Lower loss loan categories include warehouse lending loans, equity fund loans, lender finance loans, and residential mortgage loans. 2. ACL divided by loans and leases held for investment. 3. Adjusted ACL for lower loss loan categories (includes SFR, Warehouse, Fund Finance, and Lender Finance) divided by adjusted loans and leases held for investment. Third Quarter 2025 Earnings | 41 ($ in thousands) 3Q25 Allowance for credit losses ("ACL") $270,722 Less: ACL on lower loss loan categories: ACL on warehouse lending loan portfolio (4,672) ACL on equity fund loan portfolio (914) ACL on lender finance loan portfolio (5,392) ACL on single family residential mortgage loans (2,319) Adjusted ACL for total lower loss loan categories (1) $257,425 Loans and leases held for investment $24,110,642 Less: Lower loss loan categories: Warehouse lending loan portfolio (1,770,691) Equity fund loan portfolio (1,047,768) Lender finance loan portfolio (1,435,110) Single family residential mortgage loans (3,093,783) Adjusted loans and leases held for investment (1) $16,763,290 ACL to loans and leases held for investment (2) 1.12% Adjusted ACL excluding SFR loans 1.28% Adjusted ACL excluding SFR and warehouse loans 1.37% Adjusted ACL for total lower loss loan categories to adjusted loans and leases held for investment (3) 1.54% Adjusted ACL for Lower Loss Loan Categories Ratio